CITICORP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

(In Millions)                                              YEAR ENDED DECEMBER 31,                                     Three Months
                                                                                                                         March 31,
EXCLUDING INTEREST ON DEPOSITS:                          1999       1998       1997       1996       1995       2000       1999
                                                        ------     ------     ------     ------     ------     ------     ------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                            3,925      4,162      4,042      3,911      4,574        958      1,201
     INTEREST FACTOR IN RENT EXPENSE                       205        190        169        159        150         54         52
     DIVIDENDS--PREFERRED STOCK                             - (A)     126 (A)    223        261        553         - (A)      - (A)
                                                        ------     ------     ------     ------     ------     ------     ------

        TOTAL FIXED CHARGES                              4,130      4,478      4,434      4,331      5,277      1,012      1,253
                                                        ------     ------     ------     ------     ------     ------     ------

INCOME:
     INCOME BEFORE TAXES                                 8,293      4,916      6,109      6,377      5,929      3,357      1,928
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                 4,130      4,352      4,211      4,070      4,724      1,012      1,253
                                                        ------     ------     ------     ------     ------     ------     ------

        TOTAL INCOME                                    12,423      9,268     10,320     10,447     10,653      4,369      3,181
                                                        ======     ======     ======     ======     ======     ======     ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                       3.01       2.07       2.33       2.41       2.02       4.32       2.54
                                                        ======     ======     ======     ======     ======     ======     ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                   14,700     15,671     13,655     12,885     13,476      3,761      4,066
     INTEREST FACTOR IN RENT EXPENSE                       205        190        169        159        150         54         52
     DIVIDENDS--PREFERRED STOCK                             --        126        223        261        553          - (A)      - (A)
                                                        ------     ------     ------     ------     ------     ------     ------

        TOTAL FIXED CHARGES                             14,905     15,987     14,047     13,305     14,179      3,815      4,118
                                                        ------     ------     ------     ------     ------     ------     ------

INCOME:
     INCOME BEFORE TAXES                                 8,293      4,916      6,109      6,377      5,929      3,357      1,928
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                14,905     15,861     13,824     13,044     13,626      3,815      4,118
                                                        ------     ------     ------     ------     ------     ------     ------

        TOTAL INCOME                                    23,198     20,777     19,933     19,421     19,555      7,172      6,046
                                                        ======     ======     ======     ======     ======     ======     ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                       1.56       1.30       1.42       1.46       1.38       1.88       1.47
                                                        ======     ======     ======     ======     ======     ======     ======

(A) After the 1998 merger with Travelers Group, Inc. Citicorp no longer had any outstanding preferred stock. As such there were no Citicorp preferred dividends after 1998.